Exhibit 15.1
(PricewaterhouseCoopers LLP Letterhead)
(Minneapolis, MN)
November 9, 2007
Securities and Exchange Commission
100 F Street, N.E.
Washington, D.C. 20549
Commissioners:
We are aware that our report dated November 9, 2007 on our review of the interim financial information of Imation Corp. (the Company) for the three and nine-month periods ended September 30, 2007 and 2006, and included in the Company’s quarterly report on Form 10-Q for the quarter ended September 30, 2007, is incorporated by reference in the Company’s Registration Statements on Form S-8 (Registration Nos. 333-15273, 333-15275, 333-15277, 333-35591, 333-38196, 333-66030, and 333-124634).
Very truly yours,

/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP